Exhibit 10.16

                             SECOND AMENDMENT TO THE
                           GOLD BANC CORPORATION, INC.
                          1996 EQUITY COMPENSATION PLAN
                          -----------------------------

          THIS SECOND AMENDMENT, made and entered into this 2nd day of February, 2001, by Gold Banc Corporation, Inc. (the "Corporation"), amends the Gold Banc Corporation, Inc. 1996 Equity Compensation Plan (the "Plan"), originally established and approved by the Corporation's shareholders effective May 30, 1996.

          WITNESSETH:

          WHEREAS, the Corporation adopted the Plan under which the Corporation was authorized to make available up to 250,000 shares of the Corporation's common stock ("Shares") under option grants, stock appreciation rights, restricted stock grants, performance shares and performance unit awards (the "Awards"); and

          WHEREAS, the Corporation effected a 2-for-1 stock split in 1997 thereby allowing, in accordance with the terms of the Plan, up to 500,000 Shares to be available to become subject to Awards granted under the Plan; and

          WHEREAS, on February 22, 2000, the Corporation's Board of Directors (the "Board") authorized, subject to shareholder approval, an additional two million (2,000,000) Shares to become subject to Awards granted under the Plan; and

          WHEREAS, on March 20, 2000, the Corporation adopted a Plan amendment increasing the aggregate number of Shares available for Awards by 150,000 shares (the "First Amendment"); and

          WHEREAS, on April 26, 2000, the Corporation's shareholders (the "Shareholders") approved the two million (2,000,000) share increase in available Shares to become subject to Awards granted under the Plan; and

          WHEREAS, the Corporation desires to make this Second Amendment to increase the aggregate number of Shares to become subject to Awards granted under the Plan by one million eight hundred fifty thousand (1,850,000) Shares, such number reflecting the difference between the increase in the number of Shares authorized by the Board on February 22, 2000 (and subsequently approved by the Shareholders on April 26, 2000) and the number of Shares increased pursuant to the First Amendment;

          NOW, THEREFORE, the Corporation hereby amends the Plan effective, January 1, 2001, as follows:

     1.   AMENDMENT  TO  SECTION  4.1
          ---------------------------

          Section 4.1 of the Plan shall hereby be deleted in its entirety and replaced with the following Section 4.1.

          4.1     Number  of  Shares.  Subject  to  adjustment  as  provided  in
                  ------------------
     Section 4.3, the total number of Shares available for grant under this Plan shall not exceed 2,500,000. Shares granted under this Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof.


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          IN  WITNESS  WHEREOF, the Corporation has caused this Second Amendment to be adopted, and the Corporation, by its duly authorized officer, has executed this Second Amendment on this 2nd day of February , 2001.

                                          GOLD  BANC  CORPORATION,  INC.


                                          By:  /s/  Michael  W.  Gullion
                                               ---------------------------------
                                               Michael  W.  Gullion,  President


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